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                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 2-74959 of MFS Government Securities Fund, of our report dated April 5, 2001 appearing in the annual report to shareholders for the year ended February 28, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
June 25, 2001